December 31, 2008

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares
evidenced by American Depositary
Receipts representing common shares of
Baidu.com, Inc.(Form F-6, Registration
No.  333- 126546)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a name change.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or
comments on 212 815-4831.

Very truly yours,


___________________
Monica Vieira
Assistant Vice President
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: monica.vieira@BNYMellon.com


Encl.

cc:    Paul Dudek, Esq.